BRIDGE LOAN AND INVESTMENT AGREEMENT

BY AND BETWEEN

ENCORE BRANDS, INC.,

a Nevada corporation

AND

PETER STADDON, AN INDIVIDUAL

This BRIDGE LOAN AND INVESTMENT AGREEMENT is made this   18th  day of  December,  2009,  by  and  between Peter Staddon, an individual (the "Lender"), and Encore Brands, Inc., a Nevada corporation ("Encore").  The Lender and Encore are referred to collectively herein as the "Parties."

Whereas, the Lender desires to make an investment in Encore.

Whereas, in connection with the investment in Encore by the Lender the Parties will enter into this agreement and in addition: (i) Encore will execute a promissory note (the “Note”) in favor of the Lender, and (ii) Encore will execute a warrant in favor of the Lender whereby the Lender will have the right to exercise the warrant to acquire shares of common stock, $0.001 par value (the “Stock”) of Encore (the “Warrant ”).

In the event of any conflict between the terms of this agreement, and the Note or Warrant, the terms of this agreement shall control.  Terms not defined herein shall have the meaning ascribed to them in the Note, or the Warrant.

Now in consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the Parties agree as follows:

1.	Loan Amount.

The Lender agrees to loan to Encore the principal amount of Fifty Thousand ($50,000.00) Dollars (the "Loan").

2.	Promissory Note.

In consideration thereof, Encore will issue, cause to be executed and deliver to the Lender the Note in the principal amount equal to the amount of the Loan, upon the terms and conditions specified herein, and in the form set forth in Exhibit A, hereto.

3.	Interest.

The unpaid principal under the Note shall bear interest at the rate of ten percent (10%) per annum.

4.	Financing and Documentation Fee.

Encore agrees to pay a financing and documentation fee (“Financing Fee”) to the Lender in the amount of One Thousand ($1,000.00) Dollars.

5.	Payments.

Any and all accrued interest together with the principal and Financing Fee shall be due and payable to the Lender, at the Lender's address of record, on the Maturity Date.

6.	Voluntary Prepayments.

Encore may, at any time, prepay the amount evidenced by the Note, in whole or in part, without penalty or premium, by paying to the Lender, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment which shall include accrued interest and the Financing Fee.  If any such prepayment is less than a full repayment, then such prepayment shall be applied first to the payment of accrued interest and the remaining balance shall be applied to the payment of principal.

7.	Usury Matters.

It is expressly stipulated and agreed to be the intent of Encore and the Lender to comply with, at all times, the applicable state law governing the maximum rate or amount of interest payable on the Note (or applicable federal law to the extent that it permits the Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable state law).  In the event the applicable law is judicially interpreted so as to render usurious any amount called for under the Note or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if any prepayment by Encore results in Encore having paid any interest in excess of that permitted by applicable law, then it is the express intent of both Encore and the Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if this Note has been or would thereby be paid in full, refunded to Encore), and the provisions of the Note shall immediately be deemed amended and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new, or amendment to any existing, document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

8.	Loan Conversion.

At any time after the execution of this agreement, the Lender shall have the right, but not the  obligation, to convert all, or any portion, of the Loan into shares of Stock (the “Conversion Option”).  The price for the Conversion Option shall be a fifteen (15%) percent discount to the ten day volume weighted average price per share of Stock (the “Conversion Price”).  The Conversion Price shall be calculated by examining trading in the Stock for the ten trading days prior to the date the Lender elects to exercise the Conversion Option.  Upon its election to exercise the Conversion Option, the Lender shall notify Encore in writing of such fact, and upon Encore’s receipt of the Lender’s notice of exercise, Encore shall request that Encore’s market-maker, who shall be a member of the Financial Industry Regulation Authority, Inc., provide the information required to determine the Conversion Price.  The information provided by Encore’s market-maker shall be deemed conclusive proof of the Conversion Price and shall be binding on the Parties.  If there shall be no over-the-counter market for the Stock, then the Conversion Price shall be such amount, not less than book value, as may be determined by the Board of Directors of Encore.  The Conversion Price shall be subject to a price floor.  The Lender shall have no right to elect to exercise the Conversion Option if the Conversion Price would be at less than $0.30 per share of Stock.

9.	Bridge Warrant .

Encore agrees to issue the Warrant to the Lender in the form of Exhibit B, attached hereto.  The Warrant will entitle the Lender to purchase, upon exercise, the number of shares of Stock determined according to the following formula:

P  x  0.5
$0.45

where:  P  = The principal amount of the Loan

Assuming an investment of $50,000.00, the Warrant shall permit the Lender to acquire Fifty Five Thousand (55,555) shares of Stock.  The exercise price of the Warrant shall be $0.45 per share.  The Warrant shall expire two years from the date it is issued to the Lender as indicated on the first page of the Warrant (the “Warrant Issuance Date”).

10.	Registration Rights.

Encore agrees to provide piggyback registration rights to the Lender with respect to: (i) the Stock underlying the Warrant, and (ii) the Stock issuable to the Lender upon exercise of the Conversion Option (collectively the “Registrable Securities”) for the two year period after the Warrant Issuance Date.  If at any time during the two year period after the Warrant Issuance Date, there is not an effective registration statement covering all of the Stock underlying the Warrant and Encore shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”), of the Stock, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then Encore shall send to the Lender written notice of such determination and, if within fifteen days after receipt of such notice, the Lender shall so request in writing, then Encore shall include in such registration statement all or any part of such Stock the Lender requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights (the “Registration Rights”).

11.	Registration Rights Expenses.

All fees and expenses incident to the performance of or compliance with the Registration Rights by Encore shall be borne by Encore whether or not any Registrable Securities are sold pursuant to a registration statement.  The fees and expenses referred to in the foregoing sentence shall include: (i) all registration and filing fees (including, fees and expenses (A) with respect to filings required to be made with any securities market or exchange on which the Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, expenses of printing certificates for Registrable Securities and of printing prospectuses, if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the registration statement), (iii) messenger, telephone and delivery expenses, and (iv) fees and disbursements of counsel for Encore.  In addition, Encore shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions incurred in connection with the Registration Rights (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities market or exchange as required thereunder.

12.	Reservation of Stock.

Encore shall, during the time that the Note and the Conversion Option, or the Warrant remain outstanding, reserve and keep available from its authorized but unissued shares of Stock, a sufficient number of shares to issue the shares of Stock issuable upon exercise of the Conversion Option and the Warrant.

13.	Transfer Restrictions.

The Note, the Warrant, and shares of Stock underlying the Warrant and the Conversion Option are subject to transfer restrictions as set forth in the Note and the Warrant.

14.	Accredited Investor Status.

The Investor warrants and represents to Encore that he is an accredited investor as that term is defined under U.S. securities laws, including Regulation D of the Securities Act.

15.	Investment Purpose.

The Lender and Encore acknowledge that the Note, the Warrant, or any Stock underlying the Warrant, or the Conversion Option (collectively the “Securities”) have not been registered under the Securities Act, or applicable state securities laws and that the Securities that may or will be issued to the Lender will be issued in reliance on exemptions from the registration requirements of the Securities Act and applicable state securities laws and in reliance on the Lender’s representations and agreements contained herein. The Lender is acquiring the Securities for the account of the Lender for investment purposes only and not with a view to their resale or distribution. The Lender has no present intention to divide his, her or its participation with others or to resell or otherwise dispose of all or any part of the Securities.

16.	Compliance with the Securities Act.

The Lender agrees that if the Securities or any part thereof are sold or transferred in the future, the Lender shall sell or transfer them pursuant to the requirements of the Securities Act and applicable state securities laws. The Lender agrees that, unless there is an effective registration statement covering the Securities, the Lender will not sell or transfer any part of the Securities without either: (i) obtaining a "no action" letter from the Securities and Exchange Commission and applicable state securities commissions; or (ii) obtaining an opinion of counsel satisfactory in form and substance to Encore to the effect that such transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws; or (iii) registration under the Securities Act.

17.	Restrictive Legend.

The Lender understands and agrees that Encore will place one or more transfer restrictive legends on any certificate for the Securities.

18.	Default Provisions.

Encore shall be deemed in default if any of the following events occur: (a) Encore fails to make payments when due under this agreement or the Note; (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging Encore a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Encore under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any  substantial portion of Encore’s property, or ordering the winding up or liquidation of Encore's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (c) the institution by Encore of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of Encore contained in this Note, within 20 days after receipt of written notice from Lender demanding such compliance.

19.	Acceleration.

At the option of the Lender, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 18 above.  Any attorneys' fees and other expenses incurred by the Lender in connection with Encore' bankruptcy or any of the other events described in Section 18 shall be additional indebtedness of Encore secured by this agreement.

20.	Security Agreement.

a.	Grant of Security Interest.

Encore, in consideration of the indebtedness described in this agreement, hereby grants, conveys, and assigns to the Lender, for security, all of Encore's existing and future right, title and interest in the property listed in this Section 20.  This security interest is granted to the Lender, to secure (a) the payment of the indebtedness evidenced by the Note, including all renewals, extensions, and modification thereof; and (b) the payment, performance and observance of all warranties, obligations, covenants and agreements to be paid, performed or observed by under this agreement.

b.      Property.

The property subject to the security interest is: (i) the Stock underling the Warrant, and (ii) an amount of Stock issuable pursuant to the Conversion Option calculated according to this formula:

P + AI
Conversion Option Price

where:  P  = The principal amount of the Loan
AI  = Accrued interest on the Loan

provided, however, that the number of shares of Stock calculated under this sub-section (ii) shall not exceed One Hundred Seventy-Five Thousand (175,000).

21.	Notices and Delivery.

Any notices permitted or required under this agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed as follows:

Encore:

Encore Inc.
502 East John Street
Carson, Nevada 89706
Attn: Gareth West
Telephone (818) 264-6465
Facsimile (____) _________________
Email __________________________

The Lender:

Peter Staddon
Social Security Number:
Telephone ( )
Facsimile ( ) ___________________
Email ____________________________

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.  Any deliveries required under this agreement must be made by personal delivery at the applicable addresses listed above.

22.	Indemnification by the Lender.

The Lender agrees to indemnify Encore, and each current and future officer, director, employee, agent and shareholder of Encore, against and to hold them harmless from any damage, loss, liability, claim or expense including, without limitation, reasonable attorneys' fees resulting from or arising out of the inaccuracy or alleged inaccuracy of any of the representations, warranties or statements of the Lender contained in this agreement, including any violation or alleged violation of the registration requirements of the Securities Act or applicable state law in connection with any subsequent sale of the Securities or any portion thereof by the Lender.

23.	Indemnification by Encore.

Encore agrees to indemnify the Lender against and to hold the Lender harmless from any damage, loss, liability, claim or expense including, without limitation, reasonable attorneys' fees resulting from or arising out of, or in connection with the preparation for or defense of, any investigation, litigation, or proceeding: (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of the Loan are applied or proposed to be applied, directly or indirectly, by Encore, whether or not the Lender is a party to such transaction or (ii) related to Encore’s entering into this agreement, whether or not the Lender is a party thereto and whether or not such investigation, litigation or proceeding is brought by Encore or any other person; provided, however, that Encore shall not be required to indemnify the Lender from or against any portion of such claims, damages, losses, liabilities or expenses that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the negligence or misconduct of the Lender.

24.	Entire Agreement.

This agreement, the Note, and the Warrant, and all exhibits and attachments thereto, contain the entire understanding between and among the Parties and supersede any prior understandings and agreements among them respecting the subject matter of this agreement, the Note, and Warrant.

25.	Agreement Binding.

This agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto.

26.	Amendment and Modification.

Subject to applicable law, this agreement may be amended, modified, or supplemented only by a written agreement signed by the Parties.

27.	Attorney Fees.

In the event arbitration, suit or action is brought by any party under this agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, or appellate court.

28.	Arbitration.

Any dispute, controversy or claim arising out of or in connection with, or relating to this agreement, or the Note or the Warrant (collectively the “Bridge Documents”) or any breach or alleged breach of the Bridge Documents, shall, upon the request of any party involved, be submitted to and settled by arbitration in the City of Los Angeles, State of California, pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association (or at any other place or under any other form of arbitration mutually acceptable to the Parties so involved).  Any award rendered shall be final and conclusive upon the Parties and a judgment thereon may be entered in the highest court of the forum, State or Federal, having jurisdiction.  The expenses of the arbitration shall be borne equally by the Parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel’s fees, except that in the discretion of the arbitrator, any award may include the cost of a party’s counsel, if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.

29.	Law Governing.

This agreement shall be governed by and construed in accordance with the laws of the State of California.

30.	Titles and Captions.

All section titles or captions contained in this agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this agreement.

31.	Duplicate Originals; Counterparts.

           This agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.  This agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

32.	Severability.

Any provision of the Bridge Documents which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

33.	Further Action.

The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Bridge Documents.

The LENDER

Dated: December 18, 2009	By: /s/ Peter Staddon
Peter Staddon

ENCORE, INC.,
a Nevada corporation

Dated: December 18, 2009	By: /s/ Gareth West
Name: Gareth West
Title: Chairman and Chief Executive Officer

EXHIBIT A

PROMISSORY NOTE

EXHIBIT B

WARRANT